Exhibit 10.47

Date	6 April 2006

Our Ref	CRC/CDT/LC/MG/DS/TRITI1
PRIVATE & CONFIDENTIAL
Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09/18
Toa Payoh Industrial Estate
Singapore 318996

Attention:	Mr Victor Ting Chief Financial Officer
                    Manish Gupta
                    Telephone No. 6530 3206
Dear Sirs
BANKING ARRANGEMENTS
Further to the Banking Facility Letter dated 15 September 2005, Standard Chartered Bank (the “Bank”) is pleased to advise the revision of item 4) under “BANKING FACILITIES” and items 1) and 2) under “CONDITIONS” clauses as outlined below, All other Facilities, terms and conditions as detailed in Facility Letter dated 15 September 2005 shall remain unchanged.
BANKING FACILITIES

	AMOUNT	DESCRIPTION AND PRICING
4)	SGD916,700	Paid-down balance of a 3-year term loan to support purchase of equipment for work/contract with Advanced Micro Devices.

Interest at Cost of Funds plus 3.5% p.a.

Tenor

3 years from date of first drawdown.

Drawdown

Drawdown in one tranche against documentary confirmation to be presented to the Bank, that related contract has been awarded. 3 days notice to be given before drawdown. Loan to be fully drawn by 31 December 2005.

Repayment

Repayable in 35 equal monthly instalments of SGD27,777 (excluding interest) and final instalment of SGD27,805 (excluding interest) with effect from January 2006.

Standard Chartered Bank
Credit Risk Control
Wholesale Banking
1 Tampines Central 5, CPF Tampines Building #03-01
Singapore 529508	Tel +65 6876 0888
Robinson Road P. 0. Box 1901. Singapore 903801	Fax +65 6260 2513
Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company situated in England of 1 Aldarmanbury Square London EC2V 7SB Reference Number ZC1B
Trio-Tech International Pte Ltd Page 1 of 3

Prepayment

Prepayment penalty at 1.0% and partial repayment will be applied in inverse order of maturity and may not be redrawn. The Customer is to give at least 30 days written notice before such repayment is effected.
CONDITIONS
1)	Loans to parent company Trio-Tech International, United States of America (directly and indirectly) and associated companies must not exceed SGD3,500,000 at all times. (Condition to be deleted).

These loans are defined as the aggregate of any current and long term, non-trade amounts owing to the Customer.

2)	The Customer shall maintain a minimum networth of SGD12,000,000 at all times.

Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech International, United States of America directly and indirectly or other related companies and other intangible assets.
ACCEPTANCE
To confirm your acceptance of this offer, please return the attached duplicate copy of this supplemental letter duly signed in acceptance in accordance with the board resolution passed on 10 October 2005 to:
Standard Chartered Bank
Client Relationships
Credit Operations
CPF Tampines Building #03-01
1 Tampines Central 5
Singapore 529508

Attention : Ms Diana Soh
We are pleased to be of continuing assistance to our company.
Yours faithfully
For and on behalf of
Standard Chartered Bank

/s/ Manish Gupta Manish Gupta
Vice President
Local Corporates
Trio-Tech International Pte Ltd Page 2 of 3

We confirm the Customer’s acceptance of the Facilities on the terms and conditions outlined in this supplemental letter dated 6 April 2006 :

/s/ Yong Siew Wai for and on behalf of Trio-Tech International Pte Ltd

/s/ Yong Siew Wai for and on behalf of Universal (Far East) Pte Ltd
Trio-Tech International Pte Ltd Page 3 of 3